United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2014
AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

ACSH Urgent Care of Florida, LLC (the "Buyer"), a Florida limited liability company and a wholly owned subsidiary of American CareSource Holdings, Inc. (“ACS”), entered into an Asset Purchase Agreement (the “ Purchase Agreement”) with Bay Walk-In Clinic, Inc. and the other seller parties thereto (the “Seller”) to acquire certain assets comprising substantially all the assets of two urgent care centers. One urgent care center is located in Panama City, Florida and the other is located in Panama City Beach, Florida. The Buyer has agreed to pay an aggregate purchase price of $2,200,000 (comprised of cash and ACS Promissory Notes) for all such assets.  The transaction is subject to the terms and conditions of the Purchase Agreement, including customary closing conditions.

The closing of the transaction is expected to occur in the third quarter of 2014.  The Purchase Agreement contains, among other matters, customary indemnification provisions, non-compete provisions and non-solicit provisions and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of June 12, 2014, by and among ACSH Urgent Care of Florida, LLC, Bay Walk-In, Inc., and Sharon E. Stone
99.1	Press release of Registrant, dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date:	June 18, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer